UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      April 23, 2003

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Item 5.	Other Events
A copy of the press release is attached to this 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(c) Exhibits
99.1	Press Release dated April 23, 2003, announcing the First Quarter 2003 Results.
99.2	Press Release dated April 23, 2003, announcing the declaration of the dividend payable July 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc
(Registrant)

DATE April 23, 2003	BY /s/ Gregory J. Stodnick
Gregory J. Stodnick
Vice President - Finance

MYERS INDUSTRIES, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Press Release dated April 23, 2003, announcing the First Quarter 2003 Results.
99.2	Press Release dated April 23, 2003, announcing the declaration of the dividend payable July 1, 2003.

Exhibit 99.1

News Release
NYSE: MYE

Contact:
Gregory J. Stodnick
Vice President, Finance & Chief Financial Officer
(330) 253-5592

MYERS INDUSTRIES REPORTS FIRST QUARTER 2003 RESULTS

FOR IMMEDIATE RELEASE: April 23, 2003, Akron, Ohio--Myers Industries, Inc. (NYSE: MYE) today announced that net sales for the first quarter ended March 31, 2003 were $163,220,254, an increase of 10 percent from the $148,938,637 reported for the first quarter of 2002. Net income was $7,191,837, a decrease of 28 percent from $10,046,323 last year. Net income per share was $.24, a decrease of 29 percent compared with $.34 in the first quarter last year.

The translation effect of sales in foreign currencies, mainly in the strength of the euro, increased first quarter 2003 sales by $7.1 million, or 5 percent. Foreign currency translation increased first quarter net income by $231,000, or $.01 per share.

Commenting on the Company's results, Stephen E. Myers, president and chief executive officer, said, "Although we achieved gains in sales, price increases for plastic resins reduced gross margins. Strong competition and excess capacity in the marketplace made it difficult to raise product pricing."

Myers Industries' Chief Financial Officer Greg Stodnick said, "The costs for plastic resins were up substantially versus the same period in 2002. In this challenging environment, we are taking appropriate steps to mitigate pressure on margins, however those efforts will necessarily take time to achieve full effect. We remain sharply focused on disciplined asset management and operational efficiency to strengthen our position for improved performance."

Business Segment Overview
In the manufacturing segment, sales increased 12 percent compared to the first quarter of 2002. Favorable foreign currency translation accounted for 6 percent of the increase. Demand improved from automotive and some heavy-duty manufacturing markets, as well as some niches served by the Company's engineered rubber parts. Most industrial markets, however, remained slow, retaining effects of the industrial recession. Other markets, including agriculture and horticulture, made positive contributions to sales for the quarter. To the detriment of revenues derived from Myers' consumer product lines, retail demand weakened in the first quarter in line with consumer spending and concerns about the U.S. economy.

Sales in the distribution segment were comparable to 2002 first quarter results. Customers in the Company's distribution markets limited their spending for supplies and equipment during the quarter, a normal seasonal factor reflecting light demand for tire and vehicle service.
Debt & Cash Flow
As of March 31, 2003, debt increased $9.7 million to $242.6 million compared to $232.9 million at December 31, 2002; debt at the end of the first quarter in 2002 was $262.8 million. Debt as a percentage of total capitalization was 48 percent at the end of the first quarter, compared to 54 percent at the same time last year, but unchanged from the beginning of 2003. "The Company made additional borrowings in the first quarter to fund seasonal cash flows and increased accounts receivable from sales growth," Stodnick said. "We continue to emphasize debt reduction and expect repayment to resume as the year progresses."

About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. Myers has 25 manufacturing facilities in North America and Europe, 43 domestic and five international distribution branches, more than 20,000 products, and more than 4,300 employees. Visit www.myersind.com to learn more.

Forward-Looking Statements: Statements in this release may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed "forward-looking." These statements involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Factors include, but are not limited to: changes in the markets for the Company's business segments, unanticipated downturn in business relationships with customers or their purchases from us, competitive pressures on sales and pricing, increases in raw material costs or other production costs, and further deterioration of economic and financial conditions in the United States and around the world. Myers Industries does not undertake to update forward-looking statements contained herein.

--MORE--

Myers Industries, Inc.
CONDENSED STATEMENT OF INCOME

	Quarter Ended March 31,

	2003	2002

Net Sales	$163,220,254	$148,938,637
Cost of Sales	109,376,984	94,440,273

Gross Profit	53,843,270	54,498,364
Operating Expenses	39,937,720	34,588,345

Operating Income	13,905,550	19,910,019
Interest Expense	2,502,713	3,042,696

Income Before Income Taxes	11,402,837	16,867,323
Income Taxes	4,211,000	6,821,000

Net Income	$7,191,837	$10,046,323

Net Income Per Share*	$.24	$.34

Average Shares Outstanding*	30,083,688	29,827,489

CONDENSED STATEMENT OF FINANCIAL POSITION
As of March 31, 2003 and 2002

	2003	2002

Assets
Current Assets	$216,811,341	$204,168,999
Other Assets	213,934,795	192,418,280
Property, Plant, and Equipment	189,296,611	186,870,217

	$620,042,747	$583,457,496

Liabilities and Shareholders' Equity
Current Liabilities	$120,467,330	$103,784,542
Long Term Debt	214,911,977	243,191,707
Deferred Income Taxes	18,276,966	12,616,718
Shareholders' Equity	266,386,474	223,864,529

	$620,042,747	$583,457,496

*Adjusted for a five-for-four stock split distributed in August, 2002.

--END--

Exhibit 99.2

News Release
NYSE: MYE

Contact:
Gregory J. Stodnick
Vice President, Finance & Chief Financial Officer
(330) 253-5592

MYERS INDUSTRIES DECLARES QUARTERLY DIVIDEND

FOR IMMEDIATE RELEASE: April 23, 2003, Akron, Ohio--The Board of Directors of Myers Industries, Inc. (NYSE: MYE) today declared a regular $.05 per share dividend. The dividend will be paid July 1, 2003, to shareholders of record as of June 13, 2003.

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. Visit www.myersind.com to learn more.

--END--